UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 14, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 14, 2016, Finjan Holdings, Inc. (the “Company”) issued a press release announcing that the Patent Trial and Appeal Board (PTAB) at the United States Patent and Trademark Office (USPTO) denied six of Symantec Corporation’s petitions for Inter Partes Review (IPR) of five asserted Finjan patents. Two of the rejected petitions were directed against Finjan’s U.S. Patent No.7,756,996 (‘996 Patent), while the four remaining rejected petitions were directed against Finjan’s U.S. Patent Nos. 8,141,154 (‘154 Patent), 8,015,182 (‘182 Patent), 7,930,299 (‘299 Patent) and 7,757,289 (‘289 Patent). The patent lawsuit filed by Finjan, Inc. in July of 2014 (CAND-3-14-cv-02998) against Symantec is expected to continue with these and three additional asserted Finjan patents, as originally filed. The other Finjan patents in the litigation are U.S. Patent Nos. 6,154,844 (‘844 Patent), 7,613,926 (‘926 Patent), and 8,677,494 (‘494 Patent).

The rejection of Symantec’s IPR petitions follows the PTAB’s September 2015 rejections of two IPR petitions by Sophos Ltd. against Finjan’s ‘494 and ‘926 Patents.

A copy of the press release is attached hereto as Exhibit 99.1and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 14, 2016, entitled “US Patent Office Rejects Review on Six of Symantec’s Petitions for Inter Partes Review Challenging Five of Finjan's Patents Asserted Against Symantec.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: January 19, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer